Exhibit 10.1

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Exclusive Distribution Agreement

Party A: HPGC Medical Co., Ltd.

Legal representative: Zhu Weidong

Address: No. 418 Hayao Road, Daoli District, Harbin, Heilongjiang Province, the People’s Republic of China

Party B: Israel Wize Pharma Ltd.

Legal representative:

Address: Hanagar 5 St, Hod HaSharon, Israel.

Whereas Party B has been granted a license with respect to the Products (as defined below) in the Territory (as defined below), and further, Party A has valuable experience and good reputation in the Territory, and Party B has agreed to appoint Party A as an exclusive distributor of the Products in the Territory, therefore, the Parties have, based on the principle of voluntary, equality, fairness, honesty and good faith, through amicable negotiation, agreed as follows:

1.	Definitions

1.1	“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, as applicable, a Party. For the purpose of this definition, “control” means (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities or voting rights or by contract related to corporate governance; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of or other equity interests in such entity.

1.2	“Agreement” means any and all written agreements entered into by and between the Parties, including this Agreement and all appendices and schedules hereto and any other documents to amend or supplement this Agreement at any time in the future.

1.3	“Client” means any end user, drug wholesaler or pharmacy in the Territory.

1.4	“Manufacturer” means Pharma Stulln GmbH, the manufacturer of the Products, a limited liability company incorporated in Germany with its registered address at Werksstraße 3, 92551 Stulln, Germany, or other designated address, or any other third party manufacturer agreed and appointed by both Parties (on the premise that Party A shall be provided with the due diligence report of such third party manufacturer).

1.5	“Parties” mean Party A and Party B collectively.

1.6	“Products” means LO2A, Lacrycon® formula (in Chinese: Lacrycon® “LO2A”), in any package or dosage, including Uni-dose and Multi-dose, which are manufactured by the Manufacturer and of which details are set forth in Clause 3.4 hereof.

1.7	“Territory” means the mainland of China, excluding Hong Kong, Macau and Taiwan.

1.8	“Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, enterprise, limited liability company, business unit, joint stock company, trust, joint venture company or other similar person or organization.

1.9	“Competitive Products” means any products of other specifications that use formulation, or are applied to indication, same to that of the Products.

1.10	“CFDA” means China Food and Drug Administration

2.	Exclusive Distribution Right

2.1	Party B agrees to grant Party A, and Party A agrees to accept, an exclusive distribution right with respect to the Products in the Territory during the Term of this Agreement, under which Party A has the right to, by itself or through any of its Affiliates or any dealer, distributor, medical institution or any other Person designated by Party A (collectively as “Party A’s Designated Entity”), sell, offer to sell, store, disposal, transport, bid for, market and promote and/or advertise, and provide service for, and conduct any other activities related to, the Products (collectively as “Distribution”). Party A shall be fully liable for the activities or omissions of any of Party A’s Designated Entities.

2.2	During the Term of this Agreement and subject to the terms hereof, without prior written consent of Party A, Party B shall not, and shall cause the Manufacturer not to (with respect to Clauses 2.2.1-2.2.3 only) :

2.2.1	directly license, distribute, sell, transfer or deliver by establishing any other economic entity or otherwise, the Products to any Person, other than Party A or Party A’s Designated Entity, in the Territory, for the purpose of distribution;

2.2.2	directly sell or transfer the Products to Party A’s Designated Entity instead of through Party A;

2.2.3	appoint or authorize any Person other than Party A or Party A’s Designated Entity to distribute the Products in the Territory; or

2.2.4	conduct any activities in connection with any of the Distribution as set forth above with respect to the Competitive Products in the Territory.

2.3	During the Term of this Agreement, Party A shall not engage in the Distribution of the Products out of the Territory, nor shall it conduct any activities in connection with any of the manufacture or Distribution as set forth herein with respect to the Competitive Products as importer or manufacturer. Nothing herein shall prevent Party A from acting as wholesaler to Competitive Products.

3.	Product Information

3.1	Country of origin: Place of Manufacturer as set forth in Clause 1.4.

3.2	Manufacturer: As set forth in Clause 1.4.

3.3	Indication: As set forth in the CTD file which shall include Dry eye, conjunctivochalasis, sjogren’s syndrome indication.

3.4	Size and Packing:

Packaging may include the following:

3.4.1	Uni-dose Product: 0.65ml/bottle, 30 bottles/box, and 36 packs/box.

3.4.2	Multi-dose Product: 10 ml/bottle, 1 bottles/box, and 72 packs/box.

4.	Other Rights and Obligations of Party A

4.1	Party B shall, extend reasonable efforts to assist Party A in completing clinical trials. All necessary regulatory approvals, registration procedures, licenses, and permits and authorizations (including import approvals) required for the marketing, importation, sale and service of the, Products in the Territory, including without limitation, obtaining an approval on registration for the Products issued by CFDA, and paying fees for registration and clinical trial in accordance with the registration procedures and estimated schedule set forth in Appendix 2, shall be the responsibility of Party A, and Party A shall ensure that the same is maintained throughout the Term. Upon reasonable request by Party B, Party A shall provide Party B with information about the registration progress of the Products and copies of such regulatory approvals once received. In the event of termination for any reason of this Agreement, all such regulatory approvals shall immediately be transferred and assigned to Party B or any designee on Party B’s behalf.

4.2	The Parties shall mutually agree on final decisions on, packaging design of the Products to be distributed in the Territory. Lacrycon® shall be displayed on package of the minimum selling unit (pack). For the purpose of this Clause, to the extent permitted by applicable laws, Party A and Party A’s Designated Entity shall have the right to print on any promotion or bidding materials in connection with the Products any trademark, trade name or logo of Party A, Party B, the Manufacturer, Party A’s Designated Entity or any third party.

4.3	If Party A intends to engage in sub-packaging or production of the Products in the Territory, it shall enter into a separate agreement, terms and conditions to be agreed with Party B, to set forth matters, including without limitation, sub-packaging, production, license, pricing, etc.

4.4	Party A and Party A’s Designated Entity shall be liable to promote the Products in the Territory and to take part in determination of price and pricing strategies with respect to the Products under any bidding procedures. Party B shall use its best endeavor to provide Party A with all support necessary for any bidding with respect to the Products, including but not limited to provision of applicable technical documents.

4.5	Party A has the right to conduct audit on Party B, each year during the Term of this Agreement subject to prior notice of at least thirty (30) days and after coordinating such audit with Party B during normal working hours. Such audit shall be limited to aspects relevant to the distribution and quality control of the Products under the terms of this Agreement only, including but not limited to, basic information of related Persons, production and, management team and governance structure, main relevant financial data and analysis, operational risks analysis and solutions. Such audit shall be at the cost of Party A. Party B shall, or shall be responsible to coordinate with the Manufacturer or their respective related Persons to, assist Party A with the audit. Party B shall have the right to inspect Party A’s facilities during regular business hours in order to inter alia check regulatory compliance.

4.6	Party A shall have the obligation and responsibility to protect the image and reputation of the Products and their trademark.

4.7	Upon the occurrence of any of the following circumstances in the Territory, Party A shall, within ten (10) working days, notify Party B of, and Party B shall, within ten (10) working days from receipt of notice from Party A, follow up and do its utmost to solve, the circumstance, and, Party B shall immediately designate applicable staff to solve the circumstance if it is serious:

4.7.1	A Client of Party A has made negative comments on or complains about the Products, determined by Party A to be reasonably justifiable including those on the quality, conditions, package and other respects of or defects in the Products; and

4.7.2	A Client has suffered adverse reaction by using the Products.

4.8	In case of any recall of the Products as set forth in Clause 5.11 of this Agreement, Party A shall offer Party B necessary assistance by coordinating the carrying-out and facilitating of the recall of the Products.

5.	Other Rights and Obligations of Party B

5.1	Party B shall extend best efforts to obtain, before[***], applicable approvals for the Uni-dose Products with respect to sjogren’s syndrome indication in Hungary, and provide Party A with applicable certificate documents with respect to dry eyes, conjunctivochalasis, sjogren’s syndrome indication. In the event that Party B is only available to provide Party A with applicable certificate documents with respect to two of the above three indications, Party B shall pay the compensation equivalent to [***]% of the ordering amount of the Products of the corresponding year to Party A.

5.2	Before[***], Party B shall extend best efforts to obtain a valid patent registration for the Uni-dose Products and the Multi-dose Products with respect to, including but not limited to, dry eyes, conjunctivochalasis, sjogren’s syndrome indication in the Territory.

5.3	Before[***], Party B shall use its best endeavor to obtain a marketing approval for the Uni-dose Products and Multi-dose Products in Hungary, the products of which shall cover the following indications: dry eyes, conjunctivochalasis, sjogren’s syndrome indication. Party B shall provide Party A with applicable certificate documents immediately after it has obtained registration documents.

5.4	Party B shall, upon CFDA’s request, provide Party A with available documents and other assistance and supports necessary for application for registration of the Products, so that the Products will be registered in China in accordance with the registration schedule as set forth in Appendix 2.

5.5	In case of the Uni-dosed Products, within thirty (30) days upon the execution of this Agreement, or in case of the Multi-dosed Products and the Products for any new indication, within thirty (30) days after Party B has obtained applicable approval documents, Party B shall extend best efforts to provide Party A with all available registration documents and technical support necessary for Party A to apply to CDFA for clinical trials and obtaining import drug license; if Party A is required to conduct any additional experimental research to complete the registration of Products due to the quality, completeness or other reasons of any registration documents provided by Party B, Party B shall provide relevant research materials and bear the cost of registration (up to USD[***]) and provide the necessary Products for additional experiments. Party B shall engage professionals to support Party A throughout the registration in the Territory, so that the Products will be registered in accordance with the registration schedule set forth in Appendix 2, including but not limited to:

a)	certificate documents (including patent specifications)

b)	pharmaceutical research materials

c)	non-clinical research materials

d)	clinical trial materials

e)	drug standards and drafting notes

f)	source of and quality standard for bulk drug substance and excipients

g)	selection basis and quality standard for packaging materials and container that directly contact drugs

5.6	Party B shall ensure that the Manufacturer shall produce the Products in compliance with any applicable law, registration documents of, and quality and specification requirements of the Products.

5.7	Party B shall be ready for, and cause the Manufacturer to deliver, the Products in accordance with the ordering quantity commitment of the Products agreed upon by the Parties hereunder including according to agreed lead time and other agreed terms as shall be set forth in a Purchase Order (as defined below), ensuring that the supply of the Products will not be interrupted during the Term of this Agreement.

5.8	Party B shall ensure that it has in place a valid and binding agreement with the Manufacturer for the manufacture of the Products so that it may fulfill its obligations under this Agreement, and that it holds the licensed rights in connection with the Products, which are valid, enforceable and legally binding.

5.9	Party B shall undertake that the Products delivered to Party A and accepted by Party A under this Agreement are free of quality problems (including but not limited to in compliance with ex-factory standards for the Products) and take responsibility for the quality of the Products at the time of delivery to Party A. Party A shall visually check and accept the quantity of Products at Dalian Port and inform Party B within forty-eight (48) hours. Within seven (7) working days after the visually check and quantity acceptance of Products at Dalian Port, , Party A has the right to deliver the Products to designated warehouses and conduct random sampling inspections at designated warehouses. If Party A finds any damage to, defect in or shortage of the Products, Party A may, within forty-eight (48) hours after discovering such damage, defect or shortage, notify Party B in writing (including but not limited to fax, email, etc.) of the same, and such damage, defect or shortage shall be solved in accordance with applicable refund and exchange rules jointly formulated by the Parties.

5.10	Party B shall be responsible for, and appoint staff to perform, after-sale services for the Products during normal working hours in Israel. In respect of product quality problems with documented evidence, Party B shall cooperate and reasonably assist Party A in solving issues in connection therewith, failing which Party B shall be liable for all consequences arising thereout.

5.11	During or after any of the following conditions, Party B may, if necessary, stop selling the Products in the Territory at any time during the Term of this Agreement, and Party A shall, and cause Party A’s Designated Entity to, cooperate with Party B in recalling the Products in the Territory in accordance with a notice from Party B: (a) any applicable competent authority has required Party B stopping selling the Products in the Territory; (b) Party B has stopped selling the Products in the Territory for safety reason; or (c) the Products shall be recalled as required under applicable laws.

5.12	Party B shall, cause the Manufacturer to produce, and deliver to Party A up to [***] samples in Uni-dose. Party B shall bear the cost of such samples (including goods and shipping cost).

5.13	Party A shall provide a logo approved by the relevant authorities for Party B to have placed on the Products in Chinese in compliance with the Drug Administration Law of the People’s Republic of China. All liability for compliance in connection with the logo shall be borne by Party A.

5.14	Party B shall have the right to inspect Party A’s facilities during normal business hours to check compliance with regulations and other matters.

5.15	For the first three (3) years, Party B shall provide Party A with support with respect to exhibition, promotion conference, academic marketing or otherwise which shall be no less than ten (10) times per year and no less than one (1) week per time, including but not limited to providing staff, materials and so on. Expert consultant fees and round-trip ticket costs shall be borne by Party B. Accommodation fees and transportation fees within the Territory shall be borne by Party A.

5.16	Party B shall provide Party A a fourteen (14) days right of first refusal, subject to the same terms and conditions officially proposed by any third party to purchase the assets of Party B and/or the Manufacturer only in case that such third party is a competitor of Party A or, in case that such third party did not confirm in writing that it would abide by the terms and conditions signed between Party A and Party B herein. In the event that there is a material change of Party B or the Manufacturer, Party B shall ensure the effectiveness of this Agreement and ensure that the Products are provided to Party A in a timely manner. (see Clause 14.9)

6.	Joint Review Committee

6.1	Within forty-five (45) working days upon the effectiveness of this Agreement, the Parties shall set up a joint review committee (“Joint Committee”). The Joint Committee is composed of six (6) members, where each Party shall nominate three (3) members, each of whom shall be the director of either Party. Each of Party A and Party B shall appoint one person to be the joint chairman of the Joint Committee, who shall be a director of either Party.

6.2	The Joint Committee shall be responsible to supervise the implementation of this Agreement, and discuss about and decide on all matters as agreed upon by the Parties.

6.3	The Joint Committee shall hold its first meeting within forty-five (45) working days upon the effectiveness of this Agreement. Then, the Joint Committee shall hold a meeting before or on the fifth (5th) working days of each calendar quarter or as requested by either joint chairman. The meeting may be held by means of teleconference or video and telephone conference. Each Party shall cause a representative to attend the meeting in a reasonable way. If a representative of either Party is unable to attend the meeting, such Party may appoint a person having equivalent experience and authorization to attend the meeting.

6.4	If the Joint Committee fails to reach an agreement on a certain matter, the chairman or the chief executive officer of each Party shall meet to discuss about the same without delay. If the chairmen or the chief executive officers of the Parties fail to reach an agreement on such matter, the Parties may resolve the matter in accordance with the provisions regarding dispute resolution under this Agreement.

6.5	Each Party may change any members nominated by it to the Joint Committee depending on the implementation of this Agreement.

7.	Representations and Warranties

7.1	Party A represents, warrants and undertakes to Party B that, as of the effective date of, and during the Term of, this Agreement:

7.1.1	Party A has the full power, authority and qualification and has taken all actions necessary to enter into, deliver and perform this Agreement. This Agreement shall, upon execution, become legal, valid and duly enforceable to and binding on Party A;

7.1.2	No performance by Party A of any its obligation to Party B under this Agreement will result in any violation of or conflict with any obligations or undertakes of Party A to a third party or infringe upon any rights of a third party;

7.1.3	Party A will perform its obligations under this Agreement in compliance with all applicable laws and regulations;

7.1.4	Party A has obtained or will obtain and maintain all regulatory approvals, registration and permits necessary to conduct the business contemplated hereby.

7.2	Party A agrees and covenants :

7.2.1	to conduct the sale of the Products in an orderly and businesslike manner in order to protect the image and reputation of Party B, the Products and the trademark Lacrycon® (and such other trademarks as Party B may use from time to time in connection with the Product), and to maintain adequate stocks of the Product to meet Customers’ demands;

7.2.2	to notify Party B immediately of: (i) all adverse comments or complaints by Party A’s Customers regarding the Product, including comments regarding the Product’ quality, condition, packaging, or any other attributes or defects, (ii) all adverse events and adverse reactions that may be attributable to a Customer’s use of the Product, whether or not Party A can confirm that the event is actually associated with the Product, and whether or not Party A can confirm that the event was due to improper dosing or other negligence on the part of the Customer (end-user); and (iii) all results of clinical studies and any adverse results or facts arising therefrom or in connection therewith;

7.2.3	to comply in its business conduct with, and bear any and all costs associated with the compliance with, all laws and other legal and regulatory requirements applicable from time to time to the business of the marketing, sale, and service of the Product in the Territory;

7.2.4	to store properly and deliver the Product, and cause the Product to be properly stored and delivered, in accordance with industry best practices and the instructions given by Party B from time to time. Party A shall sell the Product on a first in first out basis unless otherwise directed by Party B;

7.2.5	not to issue any warranties, guarantees or licenses with respect to the Product that purport to obligate Party B to any person or entity other than the applicable warranties or license for Products expressly set forth herein;

7.2.6	to promptly comply with such guidance and/or instruction as may be provided to the Party A by Party B from time to time and to consult with Party B immediately in respect of any complaint, investigation, enquiry or like matter (whether by a governmental body, agency or otherwise) which might adversely affect the Product’s brand, reputation or image or the ability of the Party A to perform its obligations under this Agreement;

7.2.7	in the event that Party B decides in its sole discretion or is required by the government in the Territory with solid evidence to the quality defects of the Products to recall Products sold in the Territory or to conduct a similar remedial or preventive action, for any reason (including for the purposes of effecting Product modifications for safety, regulatory, health or other purposes or to meet the requirements of any national or supra-national government or regulatory body or authority), whether before or after the termination or expiry of this Agreement, Party A , fully co-operate with Party B in organizing and carrying out such recall promptly and effectively. Costs and expenses of such recall, if any, shall be borne by Party B; and

7.2.8	Party A, including its officers, directors, employees and dealers, shall use only legitimate and ethical business practices in the activities contemplated by this Agreement and will not pay, offer, or authorize payment, directly or indirectly, to any person, entity, organization, or government, in the activities hereunder. Party A shall comply fully with all laws applying to the sale and distribution of the Product, including all anti-corruption laws and laws prohibiting the payment of commercial or private bribes.

7.3	Party B represents, warrants and undertakes to Party A that, as of the effective date of, and during the Term of, this Agreement:

7.3.1	Party B has the full power, authority and qualification and has taken all actions necessary to enter into, deliver and perform this Agreement. This Agreement shall, upon execution, become legal, valid and duly enforceable to and binding on Party B;

7.3.2	All authorization, regulations, licenses, registration and performance in connection with this Agreement are valid, enforceable and legally binding;

7.3.3	No performance by Party B of any its obligation to Party A under this Agreement will result in any violation of or conflict with any obligations or undertakes of Party B to a third party or infringe upon any rights of a third party;

7.3.4	To the knowledge of Party B, the Product IP will not infringe upon legal rights of a third party, including but not limited to intellectual property rights;

7.3.5	To the knowledge of Party B, there is no circumstance or obstacle that will prevent Party B from performing any of its obligations under this Agreement or restrict or interfere with Party B in the performance of this Agreement.

8.	Product Price and Quantity

8.1	During the Distribution Period under this Agreement, unless otherwise set forth in an order confirmed by the Parties, the Parties agree that the product price shall be the cost, insurance and freight to Dalian, including product costs, insurance premium and freight, i.e. CIF Dalian (Incoterms 2010). Unit price of every Product payable by Party A to Party B is set forth in Appendix 1. For the purpose of this Agreement, “Distribution Period” means, with respect to every Product, a period that commences on the date on which all permits and approvals necessary for the Distribution of such Product in the Territory, including but not limited to an imported drug registration certificate issued by CFDA, and ends on the date on which the Term of this Agreement expires.

8.2	The Parties have agreed upon, on the whole, the annual binding ordering quantity of the Products during the Distribution Period as set forth in Appendix 1, provided that the definite ordering quantity of the Products shall be subject to any order contract and purchase order actually delivered by Party A to Party B and the unit price of the Product shall be subject to Appendix 1. Party A shall ensure to meet the binding ordering quantity of the Products for the first year and the second year as set forth in Appendix 1. The binding ordering quantity of the Products for the third year to the fifth year is the maximum ordering quantity, and Party B agrees that the actual ordering quantity of the Products may be reduced by up to [***]% on the maximum ordering quantity of that year, which reduction shall not be deemed as a breach of this Agreement. If, in a given year, the ordering quantity exceeds in aggregate the ordering quantity commitment of that year, Party B shall do its commercially reasonable efforts to perform at least [***]% of the ordering quantity in excess. If the Distribution of the Products is affected by government official change of policy related to the Product, the Parties shall discuss in good faith to determine a new estimated annual ordering quantity of the Products.

8.3	Subject to registration of the Multi-dose Products in the Territory, during the first year and the second year of the Distribution Period, as long as the total annual ordering amount of the Products remains unchanged, Party A shall have the right to exchange the binding ordering quantity of the Uni-dose Products with that of the Multi-dose Products, or vice versa, provided that the percentage of the amount so exchanged shall not exceed [***]% of the ordering amount of the original size.

8.4	During the Distribution Period, Party B will provide Party A with, free of charge, the Products (including the Uni-dose Products and the Multi-dose Products) in accordance with the following:

8.4.1	For the first year: no free merchandize;

8.4.2	For the second year and third year: if the quantity of the Products ordered by Party A exceeds the minimum ordering quantity of that year, Party B will provide free merchandise in a quantity equivalent to [**]% of the ordering amount of the Uni-dose Products in the last year;

8.4.3	For the fourth year and fifth year: (a) if the quantity of the Products ordered by Party A exceeds the minimum ordering quantity of that year but is less than the maximum ordering quantity of that year, Party B will provide free of charge the Uni-dosed Products in a quantity equivalent to [***]% of the ordering amount of the Products in the last year; (b) if the quantity of the Products ordered by Party A exceeds the maximum ordering quantity of that year, Party B will provide free of charge the Uni-dosed Products in a quantity equivalent to [***]% of the ordering amount of the Products in the last year.

If Party A is entitled to the foregoing, it shall inform Party B of the definite quantity of the Products to be provided by Party B free of charge and Party B shall prepare and deliver such Products within three (3) months after it has been informed by Party A of the same. All of the Products that are provided free of charge will be provided in the form of Uni-dose Products, no matter whether for the Multi-dose Products or the Uni-dose Products (based on price in US$).

8.5	If the Multi-dose Products fail to be registered in the Territory due to any reason attributable to Party B, Party A may cancel any orders of the Multi-dose Products, and the binding ordering quantity of the Multi-dose Products set forth in Appendix 1-1 shall not apply, and the Parties will comply with the binding ordering quantity of the Uni-dose Products set forth in Appendix 1-2 only. Further, Party B shall provide Party A with the Uni-dose Products free of charge in an amount equivalent to [***]% of the ordering amount of the Uni-dose Products in the last year. Such Free merchandise will be applicable throughout the Distribution Period under this Agreement.

9.	Order, Inspection and Acceptance, Delivery and Payment

9.1	During the Distribution Period, Party B shall produce and deliver the Products in accordance with purchase orders placed by Party A (each a “Purchase Order”). Party A shall place a non-cancellable, non-returnable purchase order for units of Products (___ Products per unit). Party B shall confirm in writing (or by email or by fax), after its receipt of an order from Party A. If Party B fails to confirm in writing with Party A within ten (10) working days after its receipt of an order from Party A, it shall be deemed that Party B has rejected such order. If Party B fails to supply the Products in accordance with any order placed by Party A, and in accordance with the terms set forth in the herein and within the Purchase Order, Party B shall take any one or more of the following remedy measures: (a) if Party B fails to supply the Products in accordance with any order placed by Party A for first one (1) month there shall be no penalty imposed on Party B; (b) if Party B fails to supply the Products in accordance with any order placed by Party A for a period of for more than one (1) month but less than two (2) months, Party B shall pay Party A [***]% of the amount of such Purchase Order as compensation; (c) if Party B fails to supply the Products in accordance with any order placed by Party A for a period of for more than two (2) months but less than three (3) months, Party B shall pay Party A [***]% of the amount of such Purchase Order as compensation; (d) if Party B fails to supply the Products in accordance with any order placed by Party A for more than three (3) consecutive months, Party A shall have the right to unilaterally terminate this Agreement (except for force majeure).

9.2	When Party A has placed an order, Party B shall deliver the Products within two hundred and ten (210) days (for completion of manufacture of initial order) after the day on which it has received the first order from Party A and thereafter for each order within one hundred and twenty (120) days to one hundred and fifty (150) days after the day on which it has received the order from Party A. For the purpose of this Clause, the number of days shall include those for shipping and count up to the day on which the Products arrive at the port of Dalian. All the Products shall be delivered in Dalian, except for expedited delivery which will be delivered in coordination with Party A (Party B shall bear the cost of such expedited delivery).

9.3	Party B shall send to Party A customs clearance documents as required by Party A within five (5) to ten (10) working days after shipping of the Products. Party B shall ensure that, upon the delivery, the remaining validity period of the Products shall be no less than five-sixths of the total original validity period of the Products. Party B shall pay Party A late fees at a rate of 0.1% of the price set forth in the applicable order for every one (1) month the delivery is delayed. If Party B delays delivery for a period of more than three (3) months, the applicable order shall be terminated, and Party B shall indemnify Party A for all losses suffered under such order.

9.4	Party B shall, upon the delivery of the Products to the delivery point set forth in the applicable order, issue a Confirmation of Delivery to Party A, together with information related to the Products delivered, including but not limited to size and quantity of the Products. On the delivery date, Party A’s staff shall confirm the size, quantity and quality of the Products ordered, and then sign or sealed on the Confirmation of Delivery, in which case it shall be deemed that Party A has confirmed that it has received and accepted the Products set forth in the Confirmation of Delivery, provided that any rights of Party A under Clause 5.9 shall not be affected thereby. All risks of destruction, damage or loss of the Products shall pass to Party A on the day on which the Products are delivered to Party A by Party B.

9.5	Payment for orders shall be made in accordance with the following mechanism. Partial shipment of ordered Products is allowed. Within ten (10) days after confirmation of the Purchase Order by Party B, an amount equal to [***]% of the total payment for the full order shall be paid to Party B by means of remittance of immediately available funds into the bank account designated by Party B and such amount shall be deducted from the final shipment delivery of the full order. All of the shipments and inspection in respect of Products shall be completed within seven (7) working days as of delivery to Dalian port. After Party A conducts inspection upon and accepts the Products at the designated warehouse, and no later than nine (9) working days as of delivery to Dalian port, an amount equal to [***]% of the total payment for the full order or for each shipment, as the case may be, shall be paid to Party B by irrevocable transferable letter of credit.

9.6	Unless otherwise set forth herein, each Party shall bear its own legal fees and expenses and all other fees, costs and taxes incurred in connection with negotiation, preparation, execution and delivery of this Agreement.

9.7	The terms and conditions of this Agreement shall apply to all Purchase Orders submitted to Party B by Party A.

10.	Intellectual Property Rights

10.1	Unless otherwise set forth herein, any and all intellectual property rights in the Products (“Product IP”, including but not limited to Lacrycon® brand, name, specific trademark right, patent and trade secret, whether registered or applied for registration in the Territory) shall be owned by Dr. Shabtay Dikstein (“IP Holders”).

10.2	Subject to the terms of this Agreement, Party B hereby grants Party A and Party A’s Designated Entity an exclusive, non-transferable and royalty-free license with respect to the Product IP, solely to enable Party A and Party A’s Designated Entity to engage in the Distribution of the Products in the Territory.

10.3	Party B hereby represents and warrants that, prior to the execution of this Agreement, it has been granted a license with respect to the Product IP owned by the IP Holders and that each of the IP Holders has consented that Party B may further grant a license with respect to the Product IP to Party A and Party A’s Designated Entity for the purpose of the Distribution of the Products in the Territory.

10.4	The Parties agree that Party A shall first use Lacrycon® trademark and 哈药® trademark to sell the Products in the Territory. Party A shall have the right to use literal logo and trade logo of Party B, the Manufacturer and related persons in its documents, advertisement, promotional materials and website for the purpose of promotion of the Products, provided that Party A shall indicate that it has been authorized by related persons.

10.5	In the event that this Agreement expires or is early terminated, any license with respect to the Product IP granted under this Clause 10 shall terminate automatically.

10.6	Any academic research and/or development or engineering or use of LO2A or the Product IP for any use other than distribution under this Agreement is not subject to the prior consent of Party B. The ownership of any improved technology in relation to, derived from or based upon LO2A shall belong to the IP Holders. No publication shall be made by Party A related to LO2A research without prior written consent of the inventor.

10.7	If Party A finds that any information about the Product IP or any part thereof licensed under this Agreement is used on any fake or imitation goods and any other materials, Party A shall notify Party B as soon as it becomes aware of the same.

10.8	Party A shall not initiate any trademark proceedings without Party B’s prior written consent.

11.	Confidential Information

11.1	By either Party (the “Disclosing Party”) acknowledging its relationship with the other Party (the “Receiving Party”) in accordance with this Agreement, the Receiving Party will obtain information including, without limitation, specific information and materials of the Disclosing Party, including but not limited to the business plan, strategies, work plan, methodology, and/or the information and materials relating to the customers, technology or products of the Disclosing Party. Considering such materials, including but not limited to the type of the product defect detected, frequency of certain defects in the Products and consumer information, are of significant value to the Disclosing Party, the interests of the Disclosing Party will be damaged if the Receiving Party divulges such information to any third party, and all such information shall be deemed as the “Confidential Information”. Therefore, the Receiving Party shall take all reasonable precautions to protect the confidentiality of the Confidential Information. The Receiving Party agrees that, the Disclosing Party has the right to prohibit the unauthorized use or disclosure of any Confidential Information which actually or has threatened the Disclosing Party.

11.2	The Receiving Party shall take every reasonable precaution to protect the confidentiality of Confidential Information and shall ensure its employees and who need to know Confidential Information are bound by appropriately strict confidentiality undertakings.

11.3	The Receiving Party agrees not to obtain benefits for any third party in any way by using the Confidential Information, or to disclose the Confidential Information to any third party (except where the employees of the Receiving Party need to know such Confidential Information; provided that non-disclosure agreement shall be executed with such employees in order to ensure the confidentiality of the information).

11.4	The information shall not be deemed as Confidential Information if it falls into any one or more of the following categories:

11.4.1	the information which has become published or public knowledge other than due to the breach of the Receiving Party;

11.4.2	the Confidential Information used by the Receiving Party, which is independent information.

11.4.3	the information which has been known to the Receiving Party prior to receipt of the Confidential Information;

11.4.4	the information which is obtained by the Receiving Party lawfully without duty of confidentiality with respect thereto.

11.5	The Receiving Party shall not publicly announce or publish the existence of this Agreement without prior written consent of the Disclosing Party, unless such information is required to be made public pursuant to applicable laws or the requirements of competent government authorities or the stock exchange. In such case, the Receiving Party shall notify the Disclosing Party immediately, and the Disclosing Party will use appropriate legal means to protect the confidentiality of the information if possible.

11.6	Upon expiry or termination of this Agreement, the Receiving Party agrees to return the Confidential Information of the Disclosing Party or destroy the Confidential Information in the manner selected by the Disclosing Party.

12.	Limitation on Liability; Insurance

12.1	PARTY B’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, UNDER ANY LEGAL THEORY, WHETHER FOR BREACH OF CONTRACT, WARRANTY, PARTY B’S GROSS NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE ANNUAL NET SALES OF THE PARTICULAR PRODUCT(S) SOLD TO PARTY A HEREUNDER IN THE APPLICABLE YEAR. PARTY A’S SOLE REMEDY IS TO REQUEST FROM PARTY B, AT PARTY B’S OPTION, TO EITHER REFUND THE RESPECTIVE SUPPLY PRICE OR REPAIR OR REPLACE THE PRODUCT(S) THAT IS NOT AS WARRANTED. IN NO EVENT AND UNDER NO LEGAL THEORY, INCLUDING WITHOUT LIMITATION FOR BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE WILL PARTY B BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUES, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICES, DAMAGE TO BUSINESS OR REPUTATION, DOWNTIME COSTS OR CLAIMS OF CUSTOMERS OR PARTY A FOR SUCH DAMAGES, WHETHER OR NOT PARTY B SHALL HAVE BEEN MADE AWARE OF THE POSSIBILITY OF SUCH LOSS TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

12.2	If either Party breaches any provision of this Agreement, the non-breaching Party may send a written notice to the breaching Party, requiring the breaching Party to remedy the breach. The breaching Party shall remedy the breach and indemnify the non-breaching Party for the relevant losses suffered as a result thereof within thirty (30) working days after receipt of the electronic and/or written notice from the non-breaching Party, failing which the non-breaching Party has the right to terminate this Agreement.

12.3	For the purpose of this Clause 12, the circumstances where Party A may claim for damages shall include but not limited to:

12.3.1	If Party A distributes the Products by using the intellectual property rights in the Products in accordance with this Agreement, and thus infringes upon the legitimate rights and interests of any third party (including but not limited to the holder of the intellectual property right in the Products), which causes losses to Party A, Party A has the right to pursue the corresponding liabilities against Party B and claim damages from Party B;

12.3.2	If the percent defective (result of manufacture) of the Products delivered by Party B for each purchase order is lower than [***]%, such defective Products shall be officially certified as proven to be defective and stored by Party A, and Party B shall deliver replenishment of the corresponding quantity when the next purchase order is delivered; if the percent defective of the Products delivered by Party B for each purchase order is to or higher than [***]%, Party B shall deliver replenishment of up to two times the corresponding quantity when the next purchase order is delivered.

12.4	During the term of this Agreement, Party A shall discretionally decide to obtain and maintain mandatory, adequate and sufficient insurance required by its business operations and in line with industry practices, including but not limited to product liability insurance and defective product liability insurance. Party A shall extend its best efforts to register Party B and the IP Holders as beneficiaries of such insurance, and Party A shall provide relevant certifications to Party B.

13.	Force Majeure

13.1	If either Party is prevented from performing this Agreement due to earthquake, typhoon, flood, fire, war or other force majeure events which are unforeseeable, unavoidable and insurmountable, such Party shall immediately notify the other Party of the conditions of the event in writing or other form which can be approved, and within thirty (30) working days thereafter, provide documentary evidence, explaining the details of the force majeure event and the reasons for its failure to perform this Agreement or its need to delay the performance of this Agreement, in whole or in part. The Parties may negotiate whether or not to terminate this Agreement, exempt part of the liabilities hereunder or delay the performance of this Agreement depending on the extent of the effect of such force majeure event upon the performance of this Agreement.

14.	Term and Termination

14.1	This Agreement shall become effective upon execution and shall remain in effect for five years, unless earlier terminated pursuant to the provisions of this Clause 14 (the “Term”). If not otherwise terminated, the Term shall automatically renew for additional five year Terms provided that the parties fulfill all of their obligations under this Agreement as were in effect during the fifth year of the engagement during the applicable five year Term. If any terms and conditions change in the automatic extension agreement, the Parties shall enter into a supplementary agreement separately.

14.2	Either Party may terminate this Agreement immediately by giving a notice to the other Party if:

14.2.1	The other Party assigns any of the interests or obligations under this Agreement without prior written consent of the first Party, provided however that a change of control of either Party shall not be deemed an assignment for the purposes of this Clause;

14.2.2	The other Party enters into liquidation process, reaches a composition agreement with the creditors or hands over its properties to the custodian, declares or has become bankrupt, or adopts a resolution on dissolution of the company, providing that the proceedings are not dismissed or the problem resolved within 60 days; or

14.2.3	The other Party is prosecuted or convicted of a crime by the court due to its violation of the law; as a result, its operation and business would have adverse effects on the reputation, good will or prestige of the first Party’s company and products.

14.3	Without prejudice to the other provisions in this Agreement, Party A has the right to terminate this Agreement by giving a written notice to Party B of at least 60 days in advance, and if such matter is not remedied by Party B in such time, if:

14.3.1	Party A deems the data provided by Party B cannot meet the requirements for Party A’s registration of the Products in the Territory;

14.3.2	Party B fails to complete the appropriate procedures on schedule in accordance with Clauses 5.1 through 5.3 herein;

14.3.3	The Products fail to be registered in the Territory;

14.3.4	Party B decides to cease the sales of the Products in the Territory or the regulator requires cessation of production of the Products;

14.3.5	The quality problem with the Products supplied by Party B has adverse effects and serious consequences on Party A (e.g., media exposure, government notification for public information), which is detrimental to Party A’s reputation and brand image; or

14.3.6	Party B’s act constitutes a material breach under this Agreement, and Party B fails to remedy the breach within thirty (30) working days after receipt of the written notice (including warning or other written request) from Party A, or Party B refuses or threatens to refuse the performance of its obligations under this Agreement.

Under any of the circumstances set forth in Clauses 14.3.1 through 14.3.3 above, Party A shall not assume any liability to Party B for its termination of this Agreement, and Party A agrees not to pursue liabilities under such circumstances against Party B.

In any event that Party B cannot fulfill its obligations under this Agreement, the IP Holders and the Manufacturer shall be entitled to replace Party B as a party to this agreement, by entering into a separate agreement directly with Party A.

14.4	Without prejudice to the other provisions in this Agreement, Party B has the right to terminate this Agreement by giving a written notice to Party A of at least sixty (60) days in advance, and if such matter is not remedied by Party A in such time, if:

14.4.1	Party A contests the validity of any patents or intellectual property rights of the Product;

14.4.2	Party A fails to make timely payment;

14.4.3	Party A fails to register the Products in the Territory for Market Approval after having been provided with the required documents for registration;

14.4.4	Party A decides to cease the sales of the Products in the Territory or the regulator requires cessation of production of the Products;

14.4.5	Party A’s act constitutes a material breach under this Agreement, and Party A fails to remedy the breach within thirty (30) working days after receipt of the written notice (including warning or other written request) from Party B, or Party A refuses or threatens to refuse the performance of its obligations under this Agreement;

14.4.6	Party A does not meet any milestones, or minimum purchase quantities under this Agreement;

14.4.7	Due to adverse effects and serious consequences resulting from the Products.

Under any of the circumstances set forth in Clauses 14.4.1 through 14.4.4 above, Party B shall not assume any liability to Party A for its termination of this Agreement, and Party A agrees not to pursue liabilities under such circumstances against Party B.

14.5	Party B will repurchase the Products which are still in stock of Party A upon termination or expiry of this Agreement at the purchase price of Party A, and complete such repurchase within thirty (30) days after termination or expiry of this Agreement, failing which Party A has the right to sell any non-expired Products in good condition.

14.6	Upon expiry or termination of this Agreement, Market Approval shall automatically be transferred and assigned to Party B and the license to Party A granted hereunder shall immediately expire. Party B has no right to retain the advance payment for the Products which have not been delivered (for any reason whatsoever), and, within ten (10) working days, it shall remit such advance payment to the bank account designated by Party A.

14.7	Party B shall return all of the remaining documents, materials and other relevant data of Party A within thirty (30) working days after expiry or termination of this Agreement. Party B shall not directly and / or knowingly sell the Products in any way in the name of Party A in the Territory. If Party B violates the provisions, Party A has the right to require Party B to indemnify it for 5 times the sales amount, and pursue legal liabilities against Party B.

14.8	Party A shall return the remaining documents, materials and other relevant data in relation to the registration of the Products which are provided by Party B within thirty (30) working days after expiry or termination of this Agreement. Party A shall not make any commercial use (directly or indirectly) of the Products or the formula upon which the Product is based after expiration of termination of this Agreement, unless with the express written consent of Party B.

14.9	Upon the occurrence of any one of the following circumstances of Party B: (a) sale, transfer or otherwise disposal of drug production technology in connection with the Products, including but not limited to transferring technology directly, granting drug marketing authorization to a third party, or exclusively licensing production technology in connection with the Products to a third party; (b) sale, transfer or otherwise disposal of key assets (both movable property and real estate) necessary for production of the Products; or (c) sale, transfer or otherwise disposal of more than 50% equity interest in Party B or the Manufacturer that results in a surviving entity which is a competitor of Party A and/or does not agree to fulfill the obligations of this Agreement, Party A shall retain the right to terminate this Agreement.

15.	Notice

15.1	The notice shall be deemed to have been duly given if the notice regarding the satisfaction of any requirement in this Agreement is delivered in writing (or in electronic document, email or other form) to each other to the address provided by the Parties below, or either Party sends the notice in writing (or in electronic document, email or other form) in other predetermined manner to the address of the other Party set forth in this Agreement. Either Party shall notify the other Party of any change of its mailing address, and the date of notice shall be the date when the notice is sent by email, fax or personal delivery.

Party B’s Mailing Address: 24 Hanagar st. PO Box 6653, Hod Hasharon, Israel

Email: or@wizepharma.com / noam@wizepharma.com

Other Contact Information: +972-(0)72-2600536

Party A’s Mailing Address: No. 418 Hayao Road, Daoli District, Harbin, Heilongjiang Province, the People’s Republic of China

Email: hyjtyyyxgs_2018@163.com

Other Contact Information: FAX: +86 0451-84619388

16.	Governing Law and Dispute Resolution

16.1	This Agreement is entered into and interpreted in accordance with, and governed by, the laws of China. Any dispute between the Parties arising from the performance of this Agreement shall be first settled through friendly consultation. If such consultation fails, either Party may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then-effective at the time of applying for arbitration. The seat of arbitration shall be Beijing and the arbitration proceedings shall be conducted in Chinese. The arbitral award shall be final and binding upon the Parties.

17.	Miscellaneous

17.1	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. In the event of any conflict between the previous agreements, consultations or undertakings and the provisions of this Agreement, this Agreement shall prevail; in the event of no conflict between them, they shall be effective separately. The amendment and modification to this Agreement shall be made in writing and signed by the authorized representatives or legal representatives of the Parties.

17.2	At any time or during any period, the failure of either Party to enforce any provision of this Agreement or to exercise any right or remedy shall not constitute a waiver of such provision, right or remedy, or preclude such Party from enforcing any or all provisions of this Agreement or exercising any right or remedy. Any waiver may not be effective unless made in writing.

17.3	This Agreement is made in Chinese and English. In the event of any discrepancy between the two language versions, the Chinese version shall prevail.

17.4	All exhibits hereto, as an integral part of this Agreement, shall have equal legal effect with this Agreement.

17.5	The headings in this Agreement are used only as a reminder and shall not be deemed as the restriction on or interpretation of the meaning of the clauses herein.

17.6	This Agreement is executed in two counterparts, each in Chinese and English, with each Party holding one counterpart, each in Chinese and English. This Agreement shall be concluded and become effective on the date when it is signed by the legal representatives or authorized representatives of the Parties on behalf of the Parties.

IN WITNESS WHEREOF, this Agreement is executed by the Parties on May 31, 2018.

Party A: HPGC Medical Co., Ltd.

Legal Representative: /s/ Zhu Weidong

Date of signing: May 31, 2018

Party B: Israel Wize Pharma Ltd.

Legal Representative: /s/ Or Eisenberg

Date of signing: May 31, 2018

Appendix 1:	Ordering amount and ordering quantity of the Products ordered by Party A and amount of the Products provided by Party B free of charge

Appendix 1-1:	Ordering amount and ordering quantity of the Multi-dose Products ordered by Party A and amount of the Products provided by Party B free of charge.

	Multi-dose Products (10ml/bottle)					Minimum	Maximum
Year	Minimum Ordering Quantity (dose)	Maximum Ordering Quantity (dose)	Minimum Ordering Amount (US$)	Maximum Ordering Amount (US$)	Unit Price (CIF, US$)	Amount of Free merchandise (US$)	Amount of Free merchandise (US$)

1	[***]		[***]		[***] US$/bottle	[***]
2	[***]		[***]		[***] US$/bottle	[***]
3	[***]	[***]	[***]	[***]	[***] US$/bottle	[***]
4	[***]	[***]	[***]	[***]	[***] US$/bottle	[***]	[***]
5	[***]	[***]	[***]	[***]	[***] US$/bottle	[***]	[***]

Note:

1) Appendix 1-1 shows the estimated ordering quantity of the Multi-dose Products and the definite sales quantity will be discussed and determined in subsequent orders.  Provisions regarding the Free merchandise shall be applicable during the period of cooperation between the Parties.  Party A shall inform Party B of the definite quantity of the Products to be provided free of charge 3 months in advance;

2) For the second year and the third year of the period of cooperation, the amount of the Products to be provided free of charge shall be [***]% of the ordering amount of the Products in the last year.  For the fourth year and the fifth year of the period of cooperation, if the ordering quantity in the last year exceeds the minimum quantity but is less than the maximum quantity of that year, the amount of the Products to be provided free of charge shall be [***]% of the ordering amount of the Products in the last year; or if the ordering quantity in the last year exceeds the maximum quantity of that year, the amount of the Products to be provided free of charge shall be [***]% of the ordering amount of the Products in the last year.

Appendix 1-2:	Ordering amount and ordering quantity of the Uni-dose Products ordered by Party A and amount of the Products provided by Party B free of charge

Uni-dose Products (0.65ml/bottle)
Year	Minimum Ordering Quantity (pack)	Maximum Ordering Quantity (pack)	Minimum Ordering Quantity (one million bottles)	Maximum Ordering Quantity (one million bottles)	Minimum Ordering Amount (US$)	Maximum Ordering Amount (US$)	Unit Price (CIF, US$)	Minimum Amount of Free merchandise (US$)	Maximum Amount of Free merchandise (US$)

1	[***]	[***]	[***]	[***]	[***]	[***]	([***] US$/box)	[***]	[***]
2	[***]	[***]	[***]	[***]	[***]	[***]	([***] US$/box)	[***]	[***]
3	[***]	[***]	[***]	[***]	[***]	[***]	([***] US$/box)	[***]	[***]

4	[***]	[***]	[***]	[***]	[***]	[***]	([***] US$/box)	[***]	[***]

5	[***]	[***]	[***]	[***]	[***]	[***]	([***] US$/box)	[***]	[***]

Note:

1) Appendix 1-2 shows ordering commitment for minimum ordering quantity of the Uni-dose Products and the definite sales quantity will be discussed and determined in subsequent orders.  Provisions regarding the free merchandise shall be applicable during the period of cooperation between the Parties.  Party A shall inform Party B of the definite quantity of the Products to be provided free of charge 3 months in advance;

2) For the second year and the third year of the period of cooperation, the amount of the Products to be provided free of charge shall be [***]% of the ordering amount of the Products in the last year.  For the fourth year and the fifth year of the period of cooperation, if the ordering quantity in the last year exceeds the minimum quantity but is less than the maximum quantity of that year, the amount of the Products to be provided free of charge shall be [***]% of the ordering amount of the Products in the last year; or if the ordering quantity in the last year exceeds the maximum quantity of that year, the amount of the Products to be provided free of charge shall be [***]% of the ordering amount of the Products in the last year.

3) If Party A cancels any orders for the Multi-dose Products due to Party B’s failure to provide sufficient documents, the amount of the Products to be provided free of charge in the next year shall be [***]% the total ordering amount of the Uni-dose Products ordered by Party A in the last year (in the form of the Products).  Provisions regarding the Free merchandise shall be applicable to each year of the period of cooperation between the Parties.

Appendix 2:	Schedule and Milestones for Registration of Multi-dose and Uni-dose Products in China

Size	Content	Duration (in month, counting from the day on which Party A obtains a full set of CTD materials in compliance with the submission requirement of CFDA)	Milestone
Registration of Uni-dose Products	Translation of registration materials for the Uni-dose Products and application for clinical trial	3-5 months	milestone 1
	Approval on clinical trial	6-8 months	milestone 2
	Clinical trial	15-30 months	milestone 3
	Approval on new drug registration of Uni-dose Products	12-17 months	milestone 4
	Maximum extended period	3 months	/
Registration of Multi-dose Products	Translation of registration materials for the Multi-dose Products and submission a supplementary application	1-2 months	milestone 5
	Approval on supplementary application regarding the Multi-dose Products	8-12 months	milestone 6
	Maximum extended period	3 months	/
Total Duration		51-80 months	/

Note:

1. The date on which Party A applies for clinical trial regarding the Uni-dose Products will be counted from 3-5 months after Party A has obtained a full set of CTD materials for three indications, which shall include certificate documents that Party B has obtained for sjogren’s syndrome in Hungary, and which, as assessed by Party A, are in compliance with the submission requirement of CFDA.

2. The duration of this appendix is on an estimated basis as the definite duration is difficult to determine. In particular, the duration for “approval on clinical trial”, “approval on new drug registration of Uni-dose Products” and “approval on supplementary application regarding the Multi-dose Products” is subject to the decision of CDFA.

3. Party B agrees that Party A will be granted a “maximum extended period” for the purpose of registration of the Multi-dose and Uni-dose Products in China.